Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATELY

WAYNE SAVINGS BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
QUARTER AND YEAR ENDED MARCH 31, 2006

      Wooster, Ohio (April 28, 2006) - Wayne Savings Bancshares, Inc. (NASDAQ:WAYN), the stock holding company parent of Wayne Savings Community Bank, reported net earnings of $562,000 or $.18 per diluted share for the fourth fiscal quarter ended March 31, 2006, compared to a net loss of $973,000 or $.26 per share for the quarter ended March 31, 2005. The increase in earnings was primarily due a significant decrease in general, administrative and other expense and, to a lesser extent, increases in net interest income and other income.

      Net interest income before provision for loan losses increased $142,000 for the quarter ended March 31, 2006, compared to the quarter ended March 31, 2005. Interest income increased $686,000 during the 2006 quarter as a result of prime rate increases and a shift in balance sheet composition from investment securities and mortgage loans toward higher yielding commercial loans. Interest expense increased $544,000 during the quarter as a result of increased rates paid on certificates of deposit and a shift in deposit composition from savings and checking deposits to higher rate certificates of deposit. Other income increased $59,000, due primarily to a non-recurring gain of $78,000 on Bank Owned Life Insurance (BOLI) and trust income of $27,000. These increases were partially offset by a decrease of $27,000 on the gain on sale of real estate owned, a decrease of $12,000 in miscellaneous income and a decrease of $12,000 in annuity fee income due to decreased volume. General, administrative and other expense decreased by $1.9 million due to the acceleration of stock option and other benefit plan expense incurred during the quarter ended March 31, 2005 which were absent in the quarter ended March 31, 2006.

      For the fiscal year ended March 31, 2006, net earnings totaled $1.6 million, or $0.50 per diluted share, compared to net earnings of $381,000, or $0.11 per diluted share for the fiscal year ended March 31, 2005. Net earnings for fiscal 2005 were significantly impacted by the compensation costs discussed above.

      Net interest income before provision for loan losses increased $492,000 for fiscal 2006 compared to fiscal 2005. Interest income increased $2.1 million during fiscal 2006 from fiscal 2005, as a result of prime rate increases and a shift in balance sheet composition from investment securities and residential mortgage loans toward higher yielding commercial business and real estate loans. Interest expense increased $1.6 million during fiscal 2006 as a result of increased rates paid on certificates of deposit and a shift in deposit composition from savings and checking deposits to higher rate certificates of deposit. Other income increased $93,000, due primarily to a non-recurring gain of $116,000 on Bank Owned Life Insurance (BOLI) and an increase of $76,000 in trust fees, offset by a $104,000 decrease in cyclical gains on sale of loans.


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General, administrative and other expense for fiscal 2006 decreased by $1.0 million due to the absence of the aforementioned compensation costs in the current fiscal year.

      According to Phillip E. Becker, President and Chief Executive Officer, the Company has continued its strategic initiatives of growing the commercial lending and trust businesses during a period in which the Company has faced a rapidly changing interest rate environment.

      At March 31, 2006, Wayne Savings Bancshares, Inc. reported total assets of $403.4 million, unchanged from total assets of $403.4 million at March 31, 2005. Deposits increased $12.0 million, or 3.7% to $332.6 million from $320.6 million at March 31, 2005. Stockholders' equity at March 31, 2006 amounted to $35.5 million, or 8.8% of total assets.

      Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in the communities of Wooster, Ashland, Millersburg, Rittman, Lodi, North Canton, and Creston, Ohio.


Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


CONTACT PERSON:   H. STEWART FITZ GIBBON III
                  SENIOR VICE PRESIDENT
                  CHIEF FINANCIAL OFFICER
                  (330) 264-5767

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

                                           WAYNE SAVINGS BANCSHARES, INC.
                                        CONSOLIDATED STATEMENTS OF CONDITION
                                   (Dollars in thousands, except per share data)
                                                                                   March 31, 2006    March 31, 2005
                                                                                   --------------    --------------
                                                                                     (Unaudited)
ASSETS

Cash, cash equivalents, & investment securities                                    $       87,479    $      102,798
Mortgage-backed securities, net (1)                                                        57,530            60,352
Loans receivable, net (1)                                                                 235,312           213,627
Federal Home Loan Bank stock                                                                4,623             4,386
Office premises & equipment, net                                                            8,557             8,922
Real estate acquired through foreclosure                                                      156                35
Other assets                                                                                9,728            13,281
                                                                                   --------------    --------------
          TOTAL  ASSETS                                                            $      403,385    $      403,401
                                                                                   ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposit accounts                                                                   $      332,570    $      320,586
Advances from Federal Home Loan Bank                                                       32,750            40,000
Advances by borrowers for taxes & insurance                                                   521               612
Accounts payable on mortgage loans serviced for others                                        225               231
Other liabilities                                                                           1,804             1,773
                                                                                   --------------    --------------
          TOTAL LIABILITIES                                                               367,870           363,202

Common stock (3,934,874 and 3,907,318 shares of $.10 par value issued at
    March 31, 2006 and March 31, 2005, respectively)                                          393               391
Additional paid-in capital                                                                 35,604            35,133
Retained earnings                                                                          11,394            11,371
Less required contributions for shares acquired by Employee Stock Ownership Plan           (1,239)           (1,304)
Less Treasury Stock                                                                        (9,625)           (4,600)
Accumulated other comprehensive loss                                                       (1,012)             (792)
                                                                                   --------------    --------------
          TOTAL STOCKHOLDERS' EQUITY                                                       35,515            40,199
                                                                                   --------------    --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $      403,385    $      403,401
                                                                                   ==============    ==============
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(1) Includes available for sale classifications

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

                                  CONSOLIDATED STATEMENTS OF EARNINGS
                                        (Dollars in Thousands)


                                                           Three Months Ended      Fiscal Year Ended
                                                                March 31,              March 31,
                                                             2006       2005        2006       2005
                                                           -------------------    -------------------
                                                                (Unaudited)      (Unaudited)
Interest income                                            $  5,228   $  4,542    $ 19,688   $ 17,632
Interest expense                                              2,315      1,771       8,280      6,716
                                                           --------   --------    --------   --------
     Net interest income                                   $  2,913   $  2,771    $ 11,408   $ 10,916
Provision for losses on loans                                   211        385         211        430
                                                           --------   --------    --------   --------
     Net interest income after provision for loan losses   $  2,702   $  2,386    $ 11,197   $ 10,486
Other income                                                    456        397       1,777      1,684
General, administrative, and other expense                    2,442      4,333      10,899     11,874
                                                           --------   --------    --------   --------
Earnings (Loss) before federal income taxes (benefit)      $    716   $ (1,550)   $  2,075   $    296
Federal income taxes (benefit)                                  154       (577)        435        (85)
                                                           --------   --------    --------   --------
     Net earnings                                          $    562   $   (973)   $  1,640   $    381
                                                           ========   ========    ========   ========
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                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (Dollars in thousands, except per share data)

                                                          For the Three Months
                                                            Ended March 31,
                                                       -------------------------
                                                             (Unaudited)
                                                          2006          2005
                                                          ----          ----

Quarterly Results
-----------------

Net Interest Income                                    $   2,913     $   2,771
Net Earnings (Loss)                                    $     562         ($973)
Earnings (Loss) Per Share:
   Basic                                                    0.18         (0.26)
   Diluted                                                  0.18         (0.26)
Return on Average Assets (Annualized)                       0.56%        (0.98%)
Return on Average Equity (Annualized)                        5.9%         (9.2%)

                                                          For the Fiscal Year
                                                            Ended March 31,
                                                     ---------------------------
                                                             (Unaudited)
                                                         2006            2005
                                                         ----            ----

Fiscal Year Results
-------------------

Net Interest Income                                  $   11,408      $   10,916
Net Earnings                                         $    1,640      $      381
Earnings Per Share:
   Basic                                                   0.50            0.11
   Diluted                                                 0.50            0.11
Return on Average Assets                                   0.41%           0.10%
Return on Average Equity                                    4.3%            0.9%

                                                      March 31,       March 31,
                                                        2006             2005
                                                     ---------------------------
                                                              (Unaudited)
End of Period Data
------------------

Total Assets                                         $  403,385      $  403,401
Stockholders' Equity to Total Assets                       8.80%           9.97%